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                                                                    EXHIBIT 8(c)

                        SUB-CUSTODIAN SERVICES AGREEMENT

         THIS AGREEMENT is made as of ____________, 1999 by and between PFPC TRUST COMPANY, a limited purpose trust company organized under the laws of Delaware ("Custodian"), PNC Bank, National Association, a national banking association ("PNC Bank") and each investment company or series thereof listed on Schedule A (each such investment company or portfolio referred to herein as the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, PFPC Trust Company serves as custodian for the Fund pursuant to a Custody Agreement with the Fund; and

         WHEREAS, the Custodian and the Fund wish to retain PNC Bank to provide sub-custodian services, and PNC Bank wishes to furnish sub-custodian services, either directly or through an affiliate, as more fully described herein.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

        (a)    "1933 Act" means the Securities Act of 1933, as amended.

        (b)    "1934 Act" means the Securities Exchange Act of 1934, as amended.

        (c) "Authorized Person" means any officer of the Fund, the Custodian and any other person duly authorized by the Fund's Board of Directors to give Oral Instructions
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       and Written Instructions on behalf of the Fund and listed on the
       Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PNC Bank. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

(d) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

(e)            "CEA" means the Commodities Exchange Act, as amended.

(f) "Oral Instructions" mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably believed by PNC Bank to be an Authorized Person.

(g) "PNC Bank" means PNC Bank, National Association or a subsidiary or affiliate of PNC Bank, National Association.

(h)    "SEC" means the Securities and Exchange Commission.

(i)    "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the
       CEA.

(j) "Shares" mean the shares of common stock or beneficial interest of any series or class of the Fund.

(k)    "Property" means:

       (i) any and all securities and other investment items which the Custodian may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

       (ii) all income in respect of any of such securities or other investment items;
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              (iii)  all proceeds of the sale of any of such securities or investment items; and

              (iv) all proceeds of the sale of securities issued by the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

         (m) "Written Instructions" mean written instructions signed by two Authorized Persons and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Custodian and the Fund hereby appoint PNC Bank to provide sub-custodian services to the Fund, and PNC Bank accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PNC Bank with the following:

         (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of PNC Bank to provide sub-custodian services;

         (b) a copy of the Fund's most recent effective registration statement;

         (c)      a copy of the Fund's advisory agreements;

         (d) a copy of the distribution agreement with respect to each class of Shares;

         (e) copies of any shareholder servicing agreements made in respect of the Fund; and

         (f) certified or authenticated copies of any and all amendments or supplements to the foregoing.


4.     COMPLIANCE WITH LAWS.

       PNC Bank undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PNC Bank hereunder. Except as specifically set

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       forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.

5.     INSTRUCTIONS.

       (a) Unless otherwise provided in this Agreement, PNC Bank shall act only upon Oral Instructions and Written Instructions.

       (b) PNC Bank shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PNC Bank to be an Authorized Person) pursuant to this Agreement. PNC Bank may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until PNC Bank receives Written Instructions to the contrary.

       (c) The Custodian and the Fund, as applicable, agree to forward to PNC Bank Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PNC Bank or its affiliates) so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized

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              Person, PNC Bank shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PNC Bank's actions comply with the other provisions of this Agreement.

6.     RIGHT TO RECEIVE ADVICE.

       (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request directions or advice, including Oral Instructions or Written Instructions, from the Custodian or the Fund as applicable.

       (b) Advice of Counsel. If PNC Bank shall be in doubt as to any question of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Custodian, the Fund, the Fund's investment adviser or PNC Bank, at the option of PNC Bank).

       (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PNC Bank receives, and the advice it receives from counsel, PNC Bank shall be entitled to rely upon and, after notice to Custodian and the Fund, follow the advice of counsel. In the event PNC Bank so relies on the advice of counsel, PNC Bank remains liable for any action or omission on the part of PNC Bank which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.

       (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written

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              Instructions it receives from the Fund or from counsel and which
              PNC Bank believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PNC Bank (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action. Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties, obligations or responsibilities set forth in this Agreement.


7. RECORDS; VISITS. The books and records pertaining to Custodian and the Fund which are in the possession or under the control of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Custodian, the Fund and Authorized Persons shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Custodian or the Fund, copies of any such books and records shall be provided by PNC Bank to the Custodian, the Fund or to an authorized representative of the Fund, at the Fund's expense.

8. CONFIDENTIALITY. PNC Bank agrees to keep confidential all records of the Custodian, the Fund and information relating to the Custodian, the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the

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       Custodian or the Fund, as the case may be. The Custodian and the Fund agree that such consent shall not be unreasonably withheld and may not be withheld where PNC Bank may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. COOPERATION WITH ACCOUNTANTS. PNC Bank shall cooperate with the Custodian's and the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. DISASTER RECOVERY. PNC Bank shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PNC Bank shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PNC Bank's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11. YEAR 2000 READINESS DISCLOSURE. PNC Bank (a) has reviewed its business and operations as they relate to the services provided hereunder, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer

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       applications/systems, in each case, to address on a timely basis the risk that certain computer applications/systems used by PNC Bank may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PNC Bank's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PNC Bank's ability to perform its duties and obligations under this Agreement.

12. COMPENSATION. As compensation for sub-custody services rendered by PNC Bank during the term of this Agreement, the Custodian will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Custodian and PNC Bank.

13. INDEMNIFICATION. The Fund agrees to indemnify and hold harmless PNC Bank and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto, and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PNC Bank takes (i) at the request or on the direction of or in reliance on the advice of the Fund or Custodian or (ii) upon Oral Instructions or Written Instructions. Neither PNC Bank, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PNC Bank's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

14.    RESPONSIBILITY OF PNC BANK.
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(a)    PNC Bank shall be under no duty to take any action on behalf of Custodian or the Fund except as specifically set forth herein or as are reasonably incidental to those set forth herein or as may be specifically agreed to by PNC Bank in writing. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PNC Bank shall be liable for any damages arising out of PNC Bank's failure to perform its duties under this Agreement to the extent such damages arise out of PNC Bank's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement.

(b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PNC Bank shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (B) subject to section 10, delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.


(c) Notwithstanding anything in this Agreement to the contrary, neither PNC Bank nor its affiliates shall be liable to the Custodian or the Fund for any consequential,

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              special or indirect losses or damages which the Fund may incur or suffer, including by or as a consequence of PNC Bank's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PNC Bank or its affiliates.

15.     DESCRIPTION OF SERVICES.

       (a) Delivery of the Property. The Custodian, for the account of the Fund, will deliver or arrange for delivery to PNC Bank, certain Property owned by the Fund, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such Property until actual receipt.

       (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate accounts in Custodian's name for the benefit of the Fund using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open separate custodial accounts for each separate series or portfolio of the Fund (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Fund specifically designated to each separate series or portfolio.

              PNC Bank shall make cash payments from or for the Accounts of the Fund only for:

              (i) purchases of securities in the name of the Fund or PNC Bank or PNC Bank's nominee as provided in sub-section (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

              (ii)   purchase or redemption of Shares of the Fund;

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              (iii)  payment of, subject to Written Instructions, interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Fund;

              (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

              (v) payments, upon receipt Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

              (vi) payments of the amounts of dividends received with respect to securities sold short; and

              (vii) payments, upon Written Instructions, made for other Fund purposes.

       PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as sub-custodian for the Accounts.

       (c)    Receipt of Securities; Subcustodians.

              (i) PNC Bank shall hold all securities received by it for the Accounts in a separate account that segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. All such securities shall be held or disposed of only upon Written Instructions of the Custodian or Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Directors, authorizing the transaction. In no case may any member of the Fund's Board of Directors, or any officer, employee or agent of the Fund withdraw any securities.

                     At PNC Bank's own expense and for its own convenience, PNC Bank may enter into sub-custodian agreements with other United States banks or trust companies to perform duties described in this sub-section (c). Such
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              bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least twenty million dollars ($20,000,000), and be a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with this Agreement and with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written consent of the Fund.

       PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Custodian and the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian retained by PNC Bank under the terms of this sub-section (c).

       (d) Transactions Requiring Instructions. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

              (i) deliver any securities held for the Fund against the receipt of payment for the sale of such securities;

              (ii)            execute and deliver to such persons as may be
                     designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

              (iii)           deliver any securities to the issuer thereof, or
                     its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

              (iv) deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

              (v) deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this

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                     Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

              (vi) make such transfer or exchanges of the assets of the Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

              (vii) release securities belonging to the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

              (viii) release and deliver securities owned by the Fund in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

              (ix) release and deliver or exchange securities owned by the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

              (x) release and deliver securities owned by the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof; and

              (xi) release and deliver or exchange securities owned by the Fund for other corporate purposes.

                     PNC Bank must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph (d)(xi).

       (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Board of Directors approving, authorizing and instructing


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       PNC Bank on a continuous basis, to deposit in the Book-Entry System all securities belonging to the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.

PNC Bank shall administer the Book-Entry System as follows:

       (i) With respect to securities of the Fund which are maintained in the Book-Entry System, the records of PNC Bank shall identify by Book-Entry or otherwise those securities belonging to the Fund. PNC Bank shall furnish to the Custodian and Fund a detailed statement of the Property held for the Fund under this Agreement at least monthly and from time to time and upon written request.

       (ii) Securities and any cash of the Fund deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

       (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular business hours be open to the inspection of Authorized Persons, and PNC Bank will furnish to the Custodian and the Fund all information in respect of the services rendered as it may require.

       PNC Bank will also provide the Custodian and the Fund with such reports on its own system of internal control as the Custodian and the Fund may reasonably request from time to time.

       (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Custodian on behalf of the Fund, PNC Bank, the Book-Entry System, a sub-custodian, or any duly appointed nominees of the Custodian, Fund, PNC Bank, Book-Entry System or sub-custodian. The Custodian and the Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System, any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund.

       (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of the Fund, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials to the registered holder of such securities. If the registered holder is not the Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

       (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

              (i)    Collection of Income and Other Payments.

                     (A) collect and receive for the account of the Fund, all income,

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                            dividends, distributions, coupons, option premiums,
                            other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Fund of such receipt and credit such income, as collected, to the Fund's account;

                     (B) endorse and deposit for collection, in the name of the Fund, checks, drafts, or other orders for the payment of money;

                     (C) receive and hold for the account of the Fund all securities received as a distribution on the Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Fund and held by PNC Bank hereunder;

                     (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                     (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

                (ii) Miscellaneous Transactions.

                     (A) deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                            (1) for examination by a broker or dealer selling for the account of the Fund in accordance with street delivery custom;

                            (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                            (3) for transfer of securities into the name of the Fund or PNC Bank or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PNC Bank.

                  (B) Unless and until PNC Bank receives Oral Instructions or Written Instructions to the contrary, PNC Bank shall:

                           (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

                           (2)      collect interest and cash dividends
                                    received, with notice to the Fund, to the account of the Fund;

                           (3) hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by PNC Bank; and

                           (4) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

(i)      Segregated Accounts.

         (i) PNC Bank shall upon receipt of Written Instructions or Oral Instructions establish and maintain a segregated accounts on its records for and on behalf of the Fund. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                  (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                  (B) Upon receipt of Written Instructions, for other proper corporate purposes.

(j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral Instructions or Written Instructions from the Fund or its investment advisers that specify:

         (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

         (ii) the number of shares or the principal amount purchased and accrued interest, if any;

         (iii)    the date of purchase and settlement;

         (iv)     the purchase price per unit;

         (v)      the total amount payable upon such purchase;

         (vi)     the Fund involved; and

         (vii) the name of the person from whom or the broker through whom the purchase was made. PNC Bank shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

(k) Sales of Securities. PNC Bank shall settle sold securities upon receipt of Oral Instructions or Written Instructions from the Fund that specify:

         (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

         (ii) the number of shares or principal amount sold, and accrued interest, if any;

         (iii)    the date of trade and settlement;

         (iv)     the sale price per unit;

         (v)      the total amount payable to the Fund upon such sale;

         (vi) the name of the broker through whom or the person to whom the sale was made; and

         (vii) the location to which the security must be delivered and delivery deadline, if any.

PNC Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the

Oral Instructions or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

(l)    Reports; Proxy Materials.

       (i) PNC Bank shall furnish to the Custodian and the Fund the following reports:

              (A) such periodic and special reports as the Custodian and/or the Fund may reasonably request;

              (B) a monthly statement summarizing all transactions and entries for the account of the Fund, listing securities belonging to the Fund with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of the Fund including disbursements;

              (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4; and

              (D) such other information as may be agreed upon from time to time between the Custodian or the Fund and PNC Bank.

       (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as sub-custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

(m) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and shall await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Custodian and the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Custodian and the Fund with periodic status reports of such income collected after a reasonable time.

16. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Custodian, the Fund or PNC Bank on 120 days' prior written notice to the other parties.

17. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at Airport Business Center, 200 Stevens Drive, Lester, Pennsylvania 19113, Attention: Brian Burns, (b) if to the Custodian, at Airport Business Center, 200 Stevens Drive, Lester, Pennsylvania 19113, Attn: Sam Sparhawk (c) if to the Fund at 466 Lexington Avenue, New York, New York 10017, Attn: President or (d) at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

19. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PNC Bank may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PNC Bank, or PNC Bank Corp., provided that (i) PNC Bank receives the Fund's prior written consent to such assignment or delegation; (ii) the assignee or delegate agrees to comply with this Agreement and with the relevant provisions of the 1940 Act and other applicable law; and (iii) PNC Bank and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate). In the event of such delegation, PNC Bank shall remain liable under this Agreement for the acts of its delegate or assignee.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.    MISCELLANEOUS.

       (a) Entire Agreement. This Agreement shall be deemed to constitute a separate Agreement between each Fund, PNC Bank and PFPC Trust, as if each Fund had executed a separate Agreement naming only itself, PNC Bank and PFPC Trust as parties. No Fund shall have any liability under this Agreement for the obligations of any other Fund.

              In the case of each Fund that is a series of an investment company organized as a Massachusetts business trust, the declarations of trust for each such trust refer to the trustees collectively as trustees and not as individuals personally, and the declarations of trust provide that no shareholder, trustee, officer, employee or agent of the trust shall be subject to claims against or obligations of the trust to any extent whatsoever, but that the trust estate only shall be liable.

              This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

(b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(c) Governing Law. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law.

(d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.



       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                    PFPC TRUST COMPANY

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    PNC BANK, NATIONAL ASSOCIATION

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS BALANCED FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS CAPITAL APPRECIATION FUND

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS CASH RESERVE FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS EMERGING GROWTH FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS EMERGING MARKETS FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS FIXED INCOME FUND

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS GLOBAL FIXED INCOME FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS GLOBAL POST-VENTURE CAPITAL
                                    FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS GROWTH & INCOME FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS HEALTH SCIENCES FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS INSTITUTIONAL FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS INTERMEDIATE MATURITY
                                    GOVERNMENT FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS INTERNATIONAL EQUITY FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS INTERNATIONAL SMALL COMPANY
                                    FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS JAPAN GROWTH FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS JAPAN SMALL COMPANY FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS MAJOR FOREIGN MARKETS FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS NEW YORK INTERMEDIATE
                                    MUNICPAL FUND

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS NEW YORK TAX EXEMPT FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS POST-VENTURE CAPITAL FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS SMALL COMPANY GROWTH FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS SMALL COMPANY VALUE FUND,
                                    INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS TRUST

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS PINCUS TRUST II

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS WORLDPERKS MONEY MARKET
                                    FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    WARBURG, PINCUS WORLDPERKS TAX FREE MONEY
                                    MARKET FUND, INC.

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                                SIGNATURE

----------------------------                     -------------------------------


----------------------------                     -------------------------------


----------------------------                     -------------------------------


----------------------------                     -------------------------------


----------------------------                     -------------------------------


----------------------------                     -------------------------------

                                   SCHEDULE A

-     Warburg, Pincus Balanced Fund, Inc.
-     Warburg, Pincus Capital Appreciation Fund
-     Warburg, Pincus Cash Reserve Fund, Inc.
-     Warburg, Pincus Emerging Growth Fund, Inc.
-     Warburg, Pincus Emerging Markets Fund, Inc.
-     Warburg, Pincus Fixed Income Fund
-     Warburg, Pincus Global Fixed Income Fund, Inc.
-     Warburg, Pincus Global Post-Venture Capital Fund, Inc.
-     Warburg, Pincus Growth & Income Fund, Inc.
-     Warburg, Pincus Health Sciences Fund, Inc.
-     Warburg, Pincus Institutional Fund, Inc.:
         Emerging Markets Portfolio
         International Equity Portfolio
         Japan Growth Portfolio
         Post-Venture Capital Portfolio
         Small Company Growth Portfolio
         Small Company Value Portfolio
         Value Portfolio
-     Warburg, Pincus Intermediate Maturity Government Fund, Inc.
-     Warburg, Pincus International Equity Fund, Inc.
-     Warburg, Pincus International Small Company Fund, Inc.
-     Warburg, Pincus Japan Growth Fund, Inc.
-     Warburg, Pincus Japan Small Company Fund, Inc.
-     Warburg, Pincus Major Foreign Markets Fund, Inc.
-     Warburg, Pincus New York Intermediate Municipal Fund
-     Warburg, Pincus New York Tax Exempt Fund, Inc.
-     Warburg, Pincus Post-Venture Capital Fund, Inc.
-     Warburg, Pincus Small Company Growth Fund, Inc.
-     Warburg, Pincus Small Company Value Fund, Inc.
-     Warburg, Pincus Trust:
         Emerging Markets Portfolio
         Growth & Income Portfolio
         International Equity Portfolio
         Small Company Growth Portfolio
-     Warburg, Pincus Trust II:
         Fixed Income Portfolio
         Global Fixed Income Portfolio
-     Warburg, Pincus WorldPerks Money Market Fund, Inc.
-     Warburg, Pincus WorldPerks Tax Free Money Market Fund, Inc.